EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Wednesday, February 24, 2010
7:00 A.M. CST
NEWSPAPER PUBLISHER A. H. BELO CORPORATION REPORTS PRELIMINARY
FOURTH QUARTER 2009 AND PRELIMINARY FULL-YEAR 2009 FINANCIAL
RESULTS
DALLAS — Newspaper publisher A. H. Belo Corporation (NYSE: AHC) reported preliminary fourth quarter 2009 and preliminary full-year 2009 financial results today and will discuss these preliminary results during the conference call scheduled for 1:00 p.m. CST. On February 12, 2010, the Company issued a press release stating that its 2009 audit is substantially complete but additional time is required to finalize the accounting treatment of its future pension obligations with the Company’s new public accounting firm. When this work is finalized, the Company anticipates recording a non-cash adjustment related to its future pension obligations. At that time, the Company will finalize its preliminary fourth quarter and preliminary full year financial results. GAAP and non-GAAP financial measures presented in this press release and during the conference call scheduled for later today (including but not limited to expenses, EBITDA and net income) are preliminary, do not reflect any pension adjustment(s) for the fourth quarter or full year, and will change.
Today, the Company reported fourth quarter and full-year 2009 revenues of $135.5 million and $518.3 million, respectively, and preliminary net income of $5.6 million, or $0.27 per share, and a preliminary net loss of $110.3 million, or ($5.37) per share, for the fourth quarter and full year, respectively. The fourth quarter results include non-cash charges of $3.7 million related to the write-off of a Web content management system and $1.2 million related to investment write-offs. Fourth quarter results also include a charge of $0.4 million related to severance. Full year results include non-cash impairment charges of $106.4 million related to goodwill and other asset write-offs, including the Web content management system, and $2.3 million related to investment
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A. H. Belo Preliminary Fourth Quarter/Full-Year 2009 Financial Results
February 24, 2010
Page Two
write-offs. Full year results also include a charge of $4.2 million related to severance and related costs. These charges were partially offset by $1.1 million related to insurance proceeds that the Company received in the second quarter of 2009.
Robert W. Decherd, chairman, president and Chief Executive Officer, said, “In the fourth quarter of 2009, The Dallas Morning News, The Providence Journal and The Press-Enterprise saw their lowest year-to-year percent declines in advertising revenue of the year. For the full year, total consolidated operating expenses, including all non-cash and cash charges mentioned above, decreased by $76.6 million and consolidated EBITDA increased by $36.2 million. As of December 31, 2009, A. H. Belo had no borrowings outstanding under its bank credit facility and remained in compliance with the facility’s covenants. The Company had approximately $24.5 million of cash and cash equivalents. Although macroeconomic and secular challenges remain, A. H. Belo will continue to focus on managing expenses, producing high-quality local content, and delivering value-added circulation to its advertisers.”
In the fourth quarter of 2009, A. H. Belo generated consolidated EBITDA of $20.2 million, excluding the $0.4 million charge for severance. For the full year, A. H. Belo generated consolidated EBITDA of $37.0, excluding the $4.2 million charge for severance and related costs. The newspaper EBITDA margin was 20.9 percent in the fourth quarter and 11.9 percent for the full year, excluding charges for severance and severance and related costs, respectively. EBITDA margins in the fourth quarter and for the full year were highest at The Providence Journal, followed by The Dallas Morning News and The Press-Enterprise. For the full year, The Providence Journal, The Dallas Morning News and The Press-Enterprise each generated positive EBITDA.
Fourth Quarter Highlights
Total revenue decreased 15.3 percent in the fourth quarter versus the prior year quarter.
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A. H. Belo Preliminary Fourth Quarter/Full-Year 2009 Financial Results
February 24, 2010
Page Three
Advertising revenue, including print and Internet revenue, was down 23.5 percent. Retail and general advertising were down 30.9 percent and 17.0 percent, respectively. The percent decline in retail advertising revenue was smallest at The Dallas Morning News, followed by The Press-Enterprise and The Providence Journal. At The Dallas Morning News, classified revenue, excluding Internet classified revenue, decreased 31.1 percent. A. H. Belo’s Internet revenues accounted for 7.5 percent of total revenues in the quarter. Internet revenues were $10.1 million, 8.5 percent below the same period last year.
The Company continues to focus on editorial quality and value-added circulation for its advertisers. In the fourth quarter, circulation revenue rose 12.0 percent due to price increases implemented during 2009 at The Dallas Morning News and The Providence Journal.
Despite the non-cash charge of $3.7 million related to the Web content management system, A. H. Belo’s total consolidated operating expenses in the fourth quarter decreased $65.3 million, or 33.5 percent, versus the same period last year. This decrease was primarily driven by declines in salaries, wages, benefits and newsprint.
Full Year Highlights
Total revenue decreased 18.7 percent in the full-year 2009 versus the prior year.
Advertising revenue, including print and Internet revenue, decreased 27.3 percent. Retail and general advertising were down 27.4 percent and 19.7 percent, respectively. The percent decline in retail advertising revenue was smallest at The Dallas Morning News, followed by The Press-Enterprise and The Providence Journal. At The Morning News, classified revenue, excluding Internet classified revenue, decreased 45.4 percent and was the most significant driver of the decline in advertising revenue. A. H. Belo’s
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A. H. Belo Preliminary Fourth Quarter/Full-Year 2009 Financial Results
February 24, 2010
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Internet revenues accounted for 7.5 percent of total revenues for the year. Internet revenues were $38.9 million, 17.3 percent below the prior year. A. H. Belo’s circulation revenue increased 10.7 percent versus the prior year.
For the full year, expense reduction initiatives resulted in a $76.6 million or 10.7 percent decrease in total consolidated operating expenses. This decrease was primarily driven by declines in salaries, wages, benefits and newsprint. Full year results include non-cash impairment charges of $106.4 million related to goodwill and other asset write-offs, including $3.7 million for the Web content management system, and $2.3 million related to investment write-offs. Full year results also include a charge of $4.2 million related to severance and related costs. These charges were partially offset by $1.1 million in insurance proceeds received in the second quarter of 2009.
In 2009, newsprint consumption decreased 36.6 percent versus the prior year to 71,010 metric tons, and the average purchase price per metric ton of newsprint declined 18.0 percent versus the prior year to $575 per metric ton. Newsprint expense decreased $27.7 million or 37.3 percent.
As of December 31, 2009, A. H. Belo had approximately 2,300 full-time and 280 part-time employees.
Financial Results Conference Call
A. H. Belo will conduct a conference call today at 1:00 p.m. CST to discuss financial and strategic results. The listen-only conference call will be available via Webcast by accessing the Company’s Web site (www.ahbelo.com/invest) or by dialing 1-800-288-8974 (USA) or 612-326-0027 (International). A replay line will be available at 800-475-6701 (USA) 320-365-3844 (International) from 3:00 p.m. CST on February 24 until 11:59 p.m. CST on March 3, 2010. The access code for the replay is 146833.
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A. H. Belo Preliminary Fourth Quarter/Full-Year 2009 Financial Results
February 24, 2010
Page Five
About A. H. Belo Corporation
A. H. Belo Corporation (NYSE: AHC), headquartered in Dallas, Texas, is a distinguished newspaper publishing and local news and information company that owns and operates four daily newspapers and a diverse group of Web sites. A. H. Belo publishes The Dallas Morning News, Texas’ leading newspaper and winner of eight Pulitzer Prizes since 1986; The Providence Journal, the oldest continuously-published daily newspaper in the U.S. and winner of four Pulitzer Prizes; The Press-Enterprise (Riverside, CA), serving southern California’s Inland Empire region and winner of one Pulitzer Prize; and the Denton Record-Chronicle. The Company publishes various specialty publications targeting niche audiences, and its partnerships and/or investments include the Yahoo! Newspaper Consortium and Classified Ventures, owner of cars.com. A. H. Belo also owns direct mail and commercial printing businesses. Additional information is available at www.ahbelo.com or by contacting David A. Gross, vice president/Investor Relations and Strategic Analysis, at 214-977-4810.
Statements in this communication concerning A. H. Belo Corporation’s (the “Company’s”) business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends, capital expenditures, investments, impairments, future financings, and other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.
Such risks, uncertainties and factors include, but are not limited to, changes in capital market conditions and prospects, and other factors such as changes in advertising demand and newsprint prices; newspaper circulation trends and other circulation matters, including changes in readership patterns and demography, and audits and related actions by the Audit Bureau of Circulations; challenges in achieving expense reduction goals, and on schedule, and the resulting potential effects on operations; technological changes; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; regulatory, tax and legal changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions, dispositions, co-owned ventures, and investments; general economic conditions and changes in interest rates; significant armed conflict; and other factors beyond our control, as well as other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other public disclosures and filings with the Securities and Exchange Commission.

A. H. Belo Corporation
Preliminary(1) Consolidated Statements of Operations

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands, except per share amounts	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)
Net operating revenues
Advertising	$91,731	$119,862	$352,368	$484,437
Circulation	36,341	32,438	136,549	123,381
Other	7,411	7,739	29,431	29,496

Total net operating revenues	135,483	160,039	518,348	637,314

Operating Costs and Expenses
Salaries, wages and employee benefits	48,317	77,374	214,600	298,285
Other production, distribution and operating costs	53,675	65,741	209,325	248,423
Newsprint, ink and other supplies	12,642	24,379	60,987	94,608
Asset impairment	3,699	14,145	106,389	18,680
Depreciation	9,402	11,363	38,857	46,776
Amortization	1,625	1,625	6,499	6,499

Total operating costs and expenses	129,360	194,627	636,657	713,271

Income/(loss) from operations	6,123	(34,588)	(118,309)	(75,957)

Other (expense) and income
Interest expense	(580)	(745)	(1,382)	(4,028)
Other (expense) income, net	(1,041)	(629)	(680)	608

Total other (expense) income	(1,621)	(1,374)	(2,062)	(3,420)

Earnings
Loss before income taxes	4,502	(35,962)	(120,371)	(79,377)
Income tax benefit	(1,144)	(2,832)	(10,114)	(17,074)

Net Income (loss)	$5,646	$(33,130)	$(110,257)	$(62,303)

Net income (loss) per share
Basic and Diluted	$0.27	$(1.62)	$(5.37)	$(3.04)

Average shares outstanding
Basic and Diluted	20,598	20,479	20,548	20,478

(1)	On February 12, 2010, the Company issued a press release stating that its 2009 audit is substantially complete but additional time is required to finalize the accounting treatment of its future pension obligations with the Company’s new public accounting firm. When this work is finalized, the Company anticipates recording a non-cash adjustment related to its future pension obligations. At that time, the Company will finalize its preliminary fourth quarter and preliminary full year financial results. GAAP and non-GAAP financial measures presented in this press release and during the conference call scheduled for later today (including but not limited to expenses, EBITDA and net income) are preliminary, do not reflect any pension adjustment(s) for the fourth quarter or full-year, and will change.

A. H. Belo Corporation
Preliminary(1) Condensed Consolidated Balance Sheets

	December 31,	December 31,
In thousands	2009	2008
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$24,503	$9,934
Accounts receivable, net	62,977	77,383
Other current assets	35,796	31,985

Total current assets	123,276	119,302

Property, plant and equipment, net	203,329	263,744
Intangible assets, net	52,009	139,449
Other assets	27,146	29,768

Total assets	$405,760	$552,263

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of notes payable	$—	$10,000
Accounts payable	19,191	32,950
Accrued expenses	38,440	45,857
Advance subscription payments	26,713	26,335

Total current liabilities	84,344	115,142

Deferred income taxes	1,555	1,205
Other liabilities	15,372	27,264
Total shareholders’ equity	304,489	408,652

Total liabilities and shareholders’ equity	$405,760	$552,263

(1)	On February 12, 2010, the Company issued a press release stating that its 2009 audit is substantially complete but additional time is required to finalize the accounting treatment of its future pension obligations with the Company’s new public accounting firm. When this work is finalized, the Company anticipates recording a non-cash adjustment related to its future pension obligations. At that time, the Company will finalize its preliminary fourth quarter and preliminary full year financial results. GAAP and non-GAAP financial measures presented in this press release and during the conference call scheduled for later today (including but not limited to expenses, EBITDA and net income) are preliminary, do not reflect any pension adjustment(s) for the fourth quarter or full-year, and will change.

A. H. Belo Corporation
Preliminary(1) Consolidated EBITDA

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands (unaudited)	2009	2008	2009	2008

Consolidated EBITDA (2)	$19,808	$(8,084)	$32,756	$(3,394)
Asset impairment	(3,699)	(14,145)	(106,389)	(18,680)
Depreciation and Amortization	(11,027)	(12,988)	(45,356)	(53,275)
Interest Expense	(580)	(745)	(1,382)	(4,028)
Income Tax Benefit (Expense)	1,144	2,832	10,114	17,074

Net Income (loss)	$5,646	$(33,130)	$(110,257)	$(62,303)

A. H. Belo Corporation
Newspaper EBITDA

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands (unaudited)	2009	2008	2009	2008

Newspaper EBITDA (2)	$27,996	$6,196	$58,230	$41,399
Corporate & Non-Operating Company Expenses	(7,147)	(13,651)	(24,794)	(45,401)
Other income, net	(1,041)	(629)	(680)	608
Asset impairment	(3,699)	(14,145)	(106,389)	(18,680)
Depreciation and Amortization	(11,027)	(12,988)	(45,356)	(53,275)
Interest Expense	(580)	(745)	(1,382)	(4,028)
Income Tax Benefit (Expense)	1,144	2,832	10,114	17,074

Net Income (loss)	$5,646	$(33,130)	$(110,257)	$(62,303)

(1)	On February 12, 2010, the Company issued a press release stating that its 2009 audit is substantially complete but additional time is required to finalize the accounting treatment of its future pension obligations with the Company’s new public accounting firm. When this work is finalized, the Company anticipates recording a non-cash adjustment related to its future pension obligations. At that time, the Company will finalize its preliminary fourth quarter and preliminary full year financial results. GAAP and non-GAAP financial measures presented in this press release and during the conference call scheduled for later today (including but not limited to expenses, EBITDA and net income) are preliminary, do not reflect any pension adjustment(s) for the fourth quarter or full-year, and will change.

(2)	The Company defines Consolidated EBITDA as net earnings before interest expense, income taxes, goodwill impairment, depreciation and amortization and Newspaper EBITDA as net earnings before corporate and non-operating company expenses, other income net, interest expense, income taxes, goodwill impairment, depreciation and amortization. Neither Consolidated EBITDA nor Newspaper EBITDA is a measure of financial performance under accounting principles generally accepted in the United States. Management uses both measures in internal analyses as a supplemental measure of the financial performance of the Company to assist it with determining bonus achievement, performance comparisons against its peer group of companies, as well as capital spending and other investing decisions. They are also common alternative measures of performance used by investors, financial analysts, and rating agencies to evaluate financial performance. Neither Consolidated EBITDA nor Newspaper EBITDA should be considered in isolation or as a substitute for cash flows provided by operating activities or other income or cash flow data prepared in accordance with U.S. GAAP and this non-GAAP measure may not be comparable to similarly titled measures of other companies.